EXHIBIT 23.1

                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors
Deckers Outdoor Corporation

We consent to the use of our report dated February 14, 2001, with respect to the consolidated balance sheets of Deckers Outdoor Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule, incorporated herein by reference.




/S/ KPMG, LLP



Los Angeles, California
February 11, 2002